Exhibit T3A-12

State of California

OFFICE OF THE SECRETARY OF STATE

SECRETARY OF STATE

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate, and affix the Great Seal of the State of California this day of

MAR 15 2003

Secretary of State

THE GREAT SEAL OF THE STATE OF CALIFORNIA

EUREKA

Sec/State Form CE-108 (rev. 1/03) •

OSP 03 74671

2207502 ARTICLES OF INCORPORATION

OF

PRESLEY HOMES

FILED

In the office of the Secretary of State of the State of California

DEC 30 1999

BILL JONES, Secretary of State

[TO COME]

ONE: The name of this corporation is Presley Homes.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name of this corporation’s initial agent for service of process is Nancy M. Harlan, 19 Corporate Plaza, Newport Beach, California 92660.

FOUR: This corporation is authorized to issue one class of shares of stock; the total number of said shares is 100,000.

FIVE: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. If the California General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the California General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

SIX: This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

Dated: December 30,1999

Susan L. Oder, Incorporator

OFFICE OF THE SECRETARY OF STATE

226392.01 02